As filed with the Securities and Exchange Commission on August 2, 2022.

Registration No. 333-264463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	46-5211056
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

210-698-5334

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria Zannes

Chief Executive Officer

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

210-698-5334

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wilhelm E. Liebmann, Esq. Dykema Gossett PLLC 112 E. Pecan Street Suite 1800 San Antonio, Texas 78205 (210) 554-5414	Ross David Carmel, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street 18th Floor New York, New York 10018 (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

bioAffinity Technologies, Inc. is filing this amendment (this “Amendment No. 4”) to its registration statement on Form S-1 (File No. 333-264463) as an exhibits-only filing Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the registration statement, the signature page to the registration statement, and the filed exhibits. The remainder of the registration statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of Registrant, as currently in effect.

3.2*	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 23, 2022 in order to effectuate the 1-for-7 reverse stock split prior to the completion of this Offering.

3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the completion of this Offering.

3.4*	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant dated July 13, 2017, as currently in effect.

3.5*	Bylaws of the Registrant, as currently in effect.

3.6*	Form of Amended and Restated Bylaws of Registrant, to be in effect immediately prior to completion of the Offering.

4.1*	Form of Registrant’s Common Stock Certificate.

4.2*	Common Stock Purchase Warrant issued to San Antonio Economic Development Corporation dated March 17, 2017.

4.3*	Form of Common Stock Purchase Warrant issued to Holders of the Registrant’s Convertible Promissory Notes.

4.4*	Form of Placement Agent’s Warrant to be issued to WallachBeth Capital, LLC.

4.5*	Form of Representative’s Warrant to be issued to WallachBeth Capital, LLC pursuant to the Underwriting Agreement.

4.6*	Form of (Tradeable) Common Stock Purchase Warrant to be issued as part of the Units to be sold in the Offering pursuant to the Underwriting Agreement.

4.7*	Form of Warrant Agent Agreement for the Warrants to be issued as part of the Units to be sold in the Offering.

4.8*	Secured Convertible Note Purchase Agreement dated December 21, 2018, as amended to date.

4.9*	Form of Secured Convertible Promissory Note of Registrant used in private offerings from December 2018 to July 2020.

4.10*	Form of Unsecured Convertible Promissory Note of the Registrant used in private offerings from October 2020 to August 2021.

4.11*	Form of Convertible Promissory Note of the Registrant used in private offerings from October 2021 to January 2022.

4.12*	Form of Amendment to Unsecured Convertible Promissory Note of the Registrant to extend the maturity date to October 31, 2022.

4.13*	Form of Amendment to Convertible Promissory Note of the Registrant to extend the maturity date to October 31, 2022.

4.14*	Form of Note Extension Common Stock Purchase Warrant issued to holders of the Registrant’s Convertible Promissory Notes as consideration to extend the maturity date to October 31, 2022.

4.15*	Form of (Non-tradeable) Common Stock Purchase Warrant to be issued as part of the Units to be sold in the Offering pursuant to the Underwriting Agreement.

5.1**	Opinion of Dykema Gossett, PLLC.

10.1*	2014 Equity Incentive Plan of Registrant, as amended.

10.2+*	Executive Chairman Employment Agreement dated January 1, 2020, by and between Registrant and Steven Girgenti, as amended.

10.3+*	Employment Agreement dated February 1, 2015, by and between Registrant and Maria Zannes.

10.4+*	Employment Agreement dated April 4, 2016, by and between Registrant and Vivienne Rebel, as amended.

10.5+*	Employment Agreement dated February 1, 2015, by and between Registrant and Timothy Zannes.

10.6+*	Consulting Agreement dated May 25, 2017, by and between Registrant and Michael Edwards, as amended.

10.7*	License Agreement to Participate in the UTSA New Venture Incubator Program dated June 15, 2015, by and between Registrant and the University of Texas at San Antonio.

10.8*	Joint Development Agreement dated October 1, 2018, by and between the Registrant and Village Oaks Pathology Services, P.A. d/b/a Precision Pathology Services.

10.9*	Agreement dated October 17, 2020, by and between Registrant and GO2 Partners.

10.10*	Form of Note Purchase Agreement used by the Registrant in its private offering of Convertible Promissory Notes issued between October 2021 and January 2022.

14.1*	Code of Business Conduct of the Registrant.

16.1*	Letter re Change in Certifying Accountant from Ernst & Young dated July 27, 2022.

21.1*	List of Subsidiaries of the Registrant.

23.1**	Consent of Dykema Gossett, PLLC (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young, independent registered public accounting firm.

23.3*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

24.1*	Power of Attorney (filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on April 25, 2022, and incorporated by reference herein).

107**	Amended and Restated Filing Fee Table.

*	Previously filed.
**	Filed herewith.
+	Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, Texas, on August 2, 2022.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
Chief Executive Officer, President, Founder, and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Maria Zannes	Founder, President, Chief Executive Officer, and Director (Principal Executive Officer)	August 2, 2022
Maria Zannes

/s/ Michael Edwards	Chief Financial Officer	August 2, 2022
Michael Edwards

/s/ Steven Girgenti*	Founder, Executive Chairman, and Director	August 2, 2022
Steven Girgenti

/s/ Robert Anderson*	Director	August 2, 2022
Robert Anderson

/s/ Stuart Diamond*	Director	August 2, 2022
Stuart Diamond

/s/ Peter S. Knight*	Director	August 2, 2022
Peter S. Knight

/s/ Mohsin Meghji*	Director	August 2, 2022
Mohsin Meghji

/s/ Gary Rubin*	Director	August 2, 2022
Gary Rubin

*By:	/s/ Maria Zannes
Attorney-in-Fact

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